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                                                                   Exhibit 10.23


                                                                  EXECUTION COPY


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into this 15th day of December, 1999, by and between Thomas McCaleb ("Employee"), PF.Net Construction Corp., a Delaware corporation and any of its subsidiaries and affiliates as may employ Employee from time to time (collectively, the "Company").

                                   WITNESSETH:

         WHEREAS, Employee and the Company deem it to be in their respective best interests to enter into an agreement providing for the Company's employment of Employee pursuant to the terms herein stated;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

         1. EFFECTIVE DATE. This Agreement shall be effective as of the date hereof, which date shall be referred to herein as the "Effective Date."

         1a. GUARANTEE OF THE COMPANY'S OBLIGATION. PF.Net Corp., a Delaware corporation, does hereby agree to guarantee each of the Company's obligations hereunder.

         2. POSITION AND DUTIES.

                  (a) The Company hereby agrees to employ Employee and Employee hereby agrees to enter into employment as an officer of the Company for the "Term of Employment" (as defined in Section 6). In this capacity, Employee shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such position and to achieving objectives specified by the Chief Executive Officer (or, if at any time the Company does not have a Chief Executive Officer, the Board of Directors of PF.Net Holdings, Limited ("Holdings")) (in either case, the "CEO") of the Company or his delegate which may include services for one or more subsidiaries or affiliates of the Company. Employee shall follow the reasonable and lawful instructions of the CEO or such other person as the CEO may designate from time to time.

                  (b) Employee shall devote his full business time and attention to such duties, except for sick leave, reasonable vacations, and excused leaves of absence as more particularly provided herein. Employee shall use his reasonable best efforts during the Term of Employment to protect, encourage and promote the interests of the Company.

         3. COMPENSATION.

                  (a) BASE SALARY. The Company shall pay to Employee during the Term of Employment a minimum salary at the rate of one hundred and eighty thousand dollars ($180,000) per calendar year, which shall be payable in accordance with the Company's normal


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payroll procedures. Employee's annual salary as set forth above shall be referred to hereinafter as "Base Salary."

                  (b) BONUS COMPENSATION. In addition to the Base Salary, for each fiscal year of the Company, or portion thereof, during the Term of Employment, Employee shall be eligible to participate in a discretionary bonus compensation program pursuant to which Employee may receive a performance-based bonus (the "Bonus Compensation") based on reasonable and clearly identified and communicated performance criteria in an amount, if any, as determined by the Company in its sole discretion; provided, however, that the maximum amount of Bonus Compensation that may be payable to Employee with respect to any full calendar year shall not exceed 100% of Employee's Base Salary for such year.

         4. BENEFITS. During the Term of Employment:

                  (a) Employee shall be eligible to participate in the health and medical insurance programs maintained by the Company and any other fringe benefit programs (including any 401(k) savings plan) made available to other comparable employees of the Company from time to time, and Employee shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company. The Company agrees that such benefits shall be reasonable and competitive. Prior to the time Employee first becomes eligible for health insurance under a plan or program maintained by the Company, the Company shall pay Employee an additional amount as of the first day of each calendar month equal to the actual monthly cost to Employee of any COBRA health care continuation coverage, provided that Employee provides the Company with any documentation related to such COBRA continuation coverage requested by the Company in accordance with its applicable policies. The Company shall not make any such additional payments to Employee after the time Employee first becomes eligible for health insurance under a plan or program maintained by the Company unless otherwise determined by the Company in its sole discretion. Medical insurance provided under any Company plan or program shall waive any limitations on benefits relating to any pre-existing conditions of Employee and any covered dependents to the extent such pre-existing conditions were waived under the applicable medical plans of Koch Industries, Inc.

                  (b) Employee shall be allowed two weeks of annual paid vacation and leaves of absence with pay in accordance with the vacation and leave of absence policies applicable to comparable employees of the Company.

                  (c) The Company shall reimburse Employee for reasonable business expenses incurred in performing Employee's duties and promoting the business of the Company following presentation of documentation in accordance with the Company's business expense reimbursement policies. The Company shall reimburse Employee for such business expenses within a reasonable time period after the receipt of such documentation. The Company shall pay Employee reasonable moving expenses in accordance with the Company's applicable moving expense reimbursement policies.

         5. STOCK OPTIONS. Effective as of the Effective Date, Holdings shall grant to Employee an option (the "Option") to purchase 200,000 shares of common stock, par value $.01 per share ("Common Stock"), of Holdings. The Option shall be granted pursuant to a written



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stock option plan of Holdings and shall be subject to the terms and conditions set forth in a written stock option agreement entered into between Employee and Holdings. The option agreement shall contain substantially identical terms as the stock option agreements of other comparable employees of the Company, including without limitation, the terms set forth on Exhibit A hereto.

         6. TERM; TERMINATION OF EMPLOYMENT. As used herein, the phrase "Term of Employment" shall mean the period commencing on the Effective Date and, except as otherwise specifically provided below, ending on December 15, 2002. Notwithstanding the foregoing, the Term of Employment shall expire on the first to occur of the following:

                  (a) TERMINATION BY THE COMPANY WITHOUT CAUSE. Except as provided in Section 6(f), the Company may, at any time, terminate Employee's employment for any reason other than Cause (as defined below) by giving Employee at least two weeks prior written notice of the effective date of termination. In the event Employee's employment hereunder is terminated by the Company other than for Cause, the Company shall, in accordance with the Company's customary payroll practices, continue to pay to Employee Base Salary during the period commencing on the effective date of such termination and ending on the later of
(i) the first anniversary of the date of such termination, or (ii) December 15, 2001; provided, however, that in no event shall the Company pay Employee any Base Salary following the earlier of (x) the last day of his then current Term of Employment, or (y) the date Employee violates any of the covenants set forth in Section 7 hereof.

                  (b) TERMINATION FOR CAUSE. The Company shall have the right to terminate Employee's employment at any time for Cause by giving Employee written notice of the effective date of termination (which effective date may, except as otherwise provided below, be the date of such notice). If the Company terminates Employee's employment for Cause, Employee shall be paid his unpaid Base Salary through the date of termination and the Company shall have no further obligation hereunder from and after the effective date of such termination and the Company shall have all other rights and remedies available under this or any other agreement and at law or in equity.

                  For purposes of this Agreement, "Cause" shall mean (i) any form of dishonesty or criminal conduct connected with the employment of Employee, (ii) the refusal of Employee to comply with the Company's written instructions, policies or rules as approved or mandated by the Board of Directors of the Company, (iii) Employee's continuing or repeated failure to perform the duties as requested by the CEO pursuant to Section 2(a) after Employee has been provided written notice and a reasonable opportunity to cure,
(iv) any material breach of Employee's obligations under this Agreement after Employee has been provided written notice and a reasonable opportunity to cure,
(v) any violation of any Conflict of Interest Policy of the Company or (vi) the Employee's conviction of, or plea of guilty or nolo contendere to, a felony. In accordance with Section 11, all disputes concerning whether a particular termination is for "Cause" shall be resolved through binding arbitration.

                  (c) TERMINATION ON ACCOUNT OF DEATH. In the event of Employee's death while in the employ of the Company, his employment hereunder shall terminate on the date of his death and Employee shall be paid his unpaid Base Salary through the date of



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termination. In addition, any other benefits payable on behalf of Employee shall be determined under the Company's insurance and other compensation and benefit plans and programs then in effect in accordance with the terms of such programs.

                  (d) VOLUNTARY TERMINATION BY EMPLOYEE. In the event that Employee's employment with the Company is voluntarily terminated by Employee for any reason, Employee shall be paid his unpaid Base Salary through the date of termination and the Company shall have no further obligation hereunder from and after the effective date of termination and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity. Employee shall give the Company at least 30 days' advance written notice of his intention to terminate his employment hereunder.

                  (e) TERMINATION ON ACCOUNT OF DISABILITY. To the extent not prohibited by applicable law, if, as a result of Employee's incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to the Company and Employee), Employee shall have been absent from the full-time performance of his duties with the Company for 120 consecutive days during any twelve (12) month period or if a physician acceptable to the Company and Employee advises the Company that it is likely that Employee will be unable to return to the full-time performance of his duties for 120 consecutive days during the succeeding twelve (12) month period, his employment may be terminated for "Disability." During any period that Employee fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, he shall continue to receive his Base Salary, Bonus Compensation (if any) and other benefits provided hereunder, together with all compensation payable to him under the Company's disability plan or program or other similar plan during such period, until Employee's employment hereunder is terminated pursuant to this Section 6(e). Thereafter, Employee's benefits shall be determined under the Company's retirement, insurance and other compensation and benefit plans and programs then in effect, in accordance with the terms of such programs.

                  (f) NEW CEO. Notwithstanding any other provision of this
Section 6 to the contrary, Employee's employment with the Company may not be terminated by the first Chief Executive Officer hired by the Company during the Term of Employment without the approval of a majority of the members of the Company's Board of Directors. Employee shall be entitled to severance upon any termination of employment pursuant to this subsection (f) solely to the extent provided by subsection (a), (b), (c), (d) or (e), whichever is applicable to such termination.

         7. CONFIDENTIAL INFORMATION, NON-SOLICITATION AND NON-COMPETITION.

                  (a) AFFILIATES. For purposes of this Section 7, the term "Company" shall include the Company and any and all affiliates of the Company.

                  (b) CONFIDENTIAL INFORMATION.

                           (i) CONFIDENTIALITY. Employee acknowledges and agrees
that all trade secrets, information, lists of customers and vendors, product planning information, marketing research, marketing plans and strategies, pricing strategies, financial information,



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data of the Company or any other information proprietary to the Company
("Confidential Information") are valuable assets of the Company.

                           (ii) OWNERSHIP. Employee acknowledges and agrees that
all Confidential Information is and shall continue to be the exclusive property of the Company, whether or not conceived, discovered or developed, in whole or in part, by Employee and whether or not disclosed or entrusted to Employee in connection with Employee's employment by the Company.

                           (iii) ACKNOWLEDGMENT OF RECEIPT OF CONFIDENTIAL
INFORMATION. Employee acknowledges that in the course of performing employment services for the Company, Employee will have access to Confidential Information, the ownership and confidential status of which are highly important to the Company, and Employee agrees, in addition to the specified covenants contained in this Agreement, to comply with all policies and procedures of the Company for the protection of Confidential Information.

                           (iv) COVENANT OF NONDISCLOSURE. Except for disclosure
of Confidential Information to other employees or consultants of the Company on a "need to know" basis in the course of performing employment services for the Company, Employee agrees not to disclose Confidential Information, directly or indirectly, under any circumstances or by any means, to any person or enterprise without the prior written consent of the Company, which consent may be granted or withheld by the company in its sole discretion, unless ordered to do so in accordance with applicable law by an appropriate judicial official.

                           (v) COVENANT OF NONUSE. Employee agrees not to copy,
transmit, reproduce, summarize, quote or make any commercial or other use whatsoever of Confidential Information, except as may be necessary to perform the duties of employment for the Company.

                           (vi) SAFEGUARD OF CONFIDENTIAL INFORMATION. Employee
agrees to exercise the highest reasonable degree of care in safeguarding Confidential Information against loss, theft or other inadvertent disclosure and agrees generally to take all reasonable steps necessary to ensure the maintenance of confidentiality.

                  (c) RETURN OF DOCUMENTS. Employee agrees that all originals and copies of records, data, reports, documents, lists, plans, correspondence, memoranda, notes and other materials related to or containing any Confidential Information, in whatever form they exist, whether written, film, tape, computer disk or other form of media, shall be the sole and exclusive property of the Company and shall be returned promptly to the Company on the termination of this Agreement.

                  (d) COVENANT NOT TO COMPETE.

                           (i) COVENANT. Employee covenants and agrees that for
the Restriction Period (defined in Section 7(d)(ii)), Employee shall not:



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                                    (A) Directly or indirectly in any manner or
capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) without in each instance obtaining prior written consent of the Company, which consent may be granted or withheld by the Company in its sole discretion, engage, in, work for, consult provide advice or assistance or otherwise participate within or with respect to North America, in the business of providing dark fiber, conduit and bandwidth on long haul fiber optic network telecommunicating systems, or in any other telecommunications business which may be in competition with the business conducted by the Company on the date of this Agreement or commenced at any time during the Restriction Period or the subject of any agreement, plan or proposal approved by the Board of the Directors of Holdings or the Board of Directors of any affiliate of Holdings during such period; provided, however, that Employee may own up to two percent (2%) of the outstanding shares or other equity securities of any enterprise that is a reporting company under the Securities Exchange Act of 1934, as amended. Employee further agrees that during the Restriction Period he will not assist or encourage any other person in carrying out any activity that would be prohibited by this Section 7(d) if such activity were carried out by Employee.

                                    (B) For the benefit of Employee or any other
person or enterprise (1) solicit any business whatsoever from any vendor or customer of the business conducted by the Company, (2) induce or cause any vendor to cease providing or selling any service or product to the Company or to terminate or change such vendor's business relationship with the Company in any manner or (3) induce or cause any customer to cease purchasing any product or service from the Company or to terminate or change such customer's relationship with the Company in any manner.

                                    (C) For the benefit of Employee or any other
person or enterprise (1) induce or solicit any person who is then employed by the Company, or has been employed by the Company at any time during the one-year period preceding such inducement or solicitation, to leave that person's employment or other position with the Company or to accept any other employment or position or (2) otherwise assist any person or enterprise in hiring or otherwise engaging such person.

                                    (D) Violate any Conflict of Interest Policy
of the Company.

                           (ii) RESTRICTION PERIOD. The covenant set forth in
Section 7(d)(i) shall be binding on Employee for a period (the "Restriction Period") commencing on the date of this Agreement and ending on the later of (A) the first anniversary of the date Employee's employment with the Company terminates for any reason or (B) the last day of the last month during which any amounts are payable to Employee pursuant to Section 6(a) of this Agreement; provided, however, that with respect to Section 7(d)(i)(D) only, the Restricted Period shall commence on the date of this Agreement and shall end on the last day of Employee's employment with the Company.

                  (e) REASONABLENESS OF RESTRICTIONS. Employee acknowledges and confirms that the agreements, acknowledgements and covenants set forth in this
Section 7: (i) do not impose unreasonable restrictions or work a hardship upon Employee, (ii) are essential to the willingness of the Company to employ Employee, (iii) are necessary and fundamental to the



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protection of the business conducted by the Company and (iv) are reasonable as to scope, duration and territory. Employee waives any and all defenses to the enforcement of the covenants set forth in this Section 7. Employee specifically acknowledges the payments under this Agreement and the Option granted to Employee are being provided by the Company in consideration of the covenants set forth in this Section 7 and that such payments and Option constitute good, valuable and adequate consideration for such covenants. If it is determined by any court of competent jurisdiction that any restriction in this Section 7 is excessive in duration or scope or is unreasonable or unenforceable under any applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by applicable law.

                  (f) NO RELEASE. Employee agrees that the termination of this Agreement shall not release Employee from any obligations under this Section 7, except those obligations set forth in Section 7(d)(i)(D).

         8. MITIGATION OF DAMAGES. If, following the termination of Employee's employment with the Company, Employee obtains other employment or receives income from self-employment during the period in which the Company is otherwise required to make payments to Employee pursuant to Section 6(a), then the amount of any payments required to be made by the Company to Employee in any calendar year (as pro-rated for any partial calendar year) in excess of the amount equal to one-third of Employee's then-current Base Salary shall be reduced by 50% of the amount of income Employee receives from such other employment or self-employment.

         9. TAXES. All payments to be made to Employee under this Agreement will be subject to any applicable withholding of federal, state and local income and employment taxes.

         10. MISCELLANEOUS. This Agreement shall also be subject to the following miscellaneous considerations:

                  (a) Employee and the Company each represent and warrant to the other that he or it has the authorization, power and right to deliver, execute, and fully perform his or its obligations under this Agreement in accordance with its terms.

                  (b) This Agreement contains a complete statement of all the arrangements between the parties with respect to Employee's employment by the Company, this Agreement supersedes all prior and existing negotiations and agreements between the parties concerning Employee's employment, and this Agreement can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

                  (c) If any provision of this Agreement or any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

                  (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, except to the extent governed by federal law.



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                  (e) The Company may assign this Agreement to any direct or indirect subsidiary or parent of the Company or joint venture in which the Company has an interest, or any successor (whether by merger, consolidation, spin-off, purchase or otherwise) to all or substantially all of the stock, assets or business of the Company or any subsidiary or parent of the Company, and this Agreement shall be binding upon and inure to the benefit of such successors and assigns. Except as expressly provided herein, Employee may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

                  (f) Any rights of Employee hereunder shall be in addition to any rights Employee may otherwise have under benefit plans, agreements, or arrangements of the Company to which he is a party or in which he is a participant, including, but not limited to, any Company-sponsored employee benefit plans.

                  (g) For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the named Employee at the address contained in the Company's records concerning the Employee. All notices to the Company shall be directed to the Secretary of the Company.

                  (h) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  (i) Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                  (j) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         11. RESOLUTION OF DISPUTES. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted in Wilmington, Delaware in accordance with the rules of the American Arbitration Association governing employment disputes as then in effect. The Company and Employee hereby agree that the arbitrator will not have the authority to award punitive damages, damages for emotional distress or any other damages that are not contractual in nature. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 7, and Employee consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond except to the extent otherwise required by applicable law. The fees and expenses of the American Arbitration Association and the arbitrator shall be borne by the Company.



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         12. ATTORNEYS' FEES. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, each party shall be responsible to pay the attorneys fees and costs incurred by such party in preparation or in prosecution or defense of such suit or action and the court or adjudicator is not authorized to allocate attorneys fees and costs between the parties or to one party.

         13. MOVING EXPENSES. It shall be the Company's policy, in connection with any relocation of Employee's primary residence at the Company's request, to make a lump sum cash payment to Employee in an amount equal to two weeks Base Salary and to reimburse Employee for reasonable out-of-pocket costs incurred in connection with any such relocation up to a maximum amount established by the Company. Such relocation expenses shall include (a) reasonable direct moving costs, (b) the cost of temporary living arrangements for up to 45 days, and (c) the cost of any utility or similar deposits up to a maximum of $1,000, but shall not include any costs related to the purchase or sale of any primary residence of Employee.

                            [signature page follows]



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

EMPLOYEE                                      COMPANY

THOMAS MCCALEB                                PF.NET CONSTRUCTION CORP.

By:  /s/  THOMAS MCCALEB                      By:  /s/  STEPHEN IRWIN
   --------------------------                    -------------------------

Title:                                        Title:   Vice President
       ----------------------                       ----------------------

Address:
        --------------------

        --------------------

        --------------------

                                              GUARANTOR

                                              PF.NET CORP.

                                              By:   /s/  STEPHEN IRWIN
                                                  --------------------------

                                              Title:   Authorized Signatory
                                                    ------------------------


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